EXHIBIT 10.3
AMENDMENT NO. 8 TO THE
TANDY BRANDS ACCESSORIES, INC.
EMPLOYEES INVESTMENT PLAN
     Pursuant to the authority of the undersigned, and the provisions of Section 15.1 thereof, the Tandy Brands Accessories, Inc. Employees Investment Plan, as amended and restated July 1, 2000 (the “Plan”) is hereby amended in the following respects only, effective as of January 1, 2009.
     (1) Article II, Section 2.1 (s) is hereby amended to read as follows:
     (s) Entry Date. The first day of the first payroll period of each calendar month.
     (2) Article II, Section 2.1, subsection (oo) is hereby amended to read as follows:
     (oo) Salary Reduction Contributions. Contributions made to the Plan by the Company, at the election or deemed election of a Participant, in lieu of cash compensation, pursuant to a payroll withholding agreement, as provided in Section 4.1 hereof.
     (3) Article II, Section 2.1, subsection (pp) is hereby amended to read as follows:
     (pp) Salary Reduction Contribution Account. A separate subaccount to which is credited a Participant’s Salary Reduction Contributions, if any, Catch-Up Contributions, if any, and any earnings attributable thereto, adjusted to reflect any withdrawals, distributions or investment losses attributable thereto.
     (4) Article II, Section 2.1, subsection (vv) is hereby added to read as follows:
     (vv) Catch-Up Contributions. Contributions made to the Plan by an Employer, at the election of an eligible Participant, in lieu of cash compensation, pursuant to a salary reduction agreement, as provided in Section 4.10, or as otherwise permitted in accordance with Section 5.3 hereof.
     (5) Article II, Section 2.1, subsection (ww) is hereby added to read as follows:
     (ww) Deemed Election Date. Except as otherwise provided herein, the Entry Date immediately following the thirty (30)-day period beginning on the later of: (a) the Employee’s employment commencement date or, (b) the applicable Notification Date. Notwithstanding the foregoing, in the event that a Participant is on a Leave of Absence on such Entry Date, such Participant’s Deemed Election Date shall be delayed to the Entry Date immediately following the thirty (30)-day period beginning on the later of: (a) the date on which such Participant is again actively at work or (b) the applicable Notification Date following such return to active work. Furthermore, in the event that a Participant’s employment with the Employer and all Affiliates terminates, any prior deemed election shall automatically terminate (or, in the event such termination occurs prior to the Deemed Election Date, whether or not such employment is later reinstated), such Participant shall have a new Deemed Election Date, which shall be the Entry Date immediately following the thirty (30)-day period beginning on the later of: (a) the date on which such Participant is eligible for re-entry into the Plan, as provided in Section 3.2 hereof or, if employment shall be reinstated, the date of such reinstatement; or (b) the applicable Notification Date thereafter.
     (6) Article II, Section 2.1, subsection (xx) is hereby added to read as follows:
     (xx) Notification Date. The date on which the Plan Administrator or, if later, its authorized delegate, notifies the Participant that, absent a salary reduction election (including an election to contribute 0% of his Annual Compensation) filed with the Plan Administrator, he will be deemed to have made an election under Section 4.1 hereof to have one percent (1%) of his Annual Compensation contributed to the Trust Fund on his behalf. In the event that a Participant shall be entitled to an additional notification following a termination of employment, or return from a Leave of Absence, the date of the notification by the Plan Administrator or its authorized delegate, following such return to employment or return to active work shall apply.
     (7) Article III, Section 3.1 is hereby amended to read as follows:
     3.1 Eligibility Requirements. Every Employee on the Effective Date, who was a Participant in the Prior Plan on the day before the Effective Date, shall continue to be a Participant in the Plan. Every other Employee shall become a Participant in the Plan as of the first Entry Date concurrent with or next following his completion of thirty (30) days of service. Notwithstanding the foregoing, (a) Employees included in a unit of Employees covered by a collective bargaining agreement between employee representatives and an Employer, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, shall not be eligible to participate in the Plan unless such collective bargaining agreement expressly provides for the inclusion of such Employees under the Plan; (b) Non-resident aliens who receive no earned income from an Employer which constitutes income from sources within the United States shall not be eligible to participate in the Plan; (c) Individuals classified as independent contractors or Leased Employees under the Employer’s customary worker classification procedures shall not be eligible to participate in the Plan, regardless of whether or not such individual is actually an employee. An Employee’s allocation of contributions under the Plan shall take into account his Annual Compensation for only that portion of the Plan Year during which he is eligible to participate in the Plan.

     (8) Article IV, Section 4.1 is hereby amended to read as follows:
     4.1 Salary Reduction Contributions. Each Participant may elect to have contributed on his behalf to the Trust Fund, on a pre-tax basis, any whole percentage of his Annual Compensation which is not less than one percent (1%) and which does not exceed twenty-five percent (25%); provided, however, that such amount may not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year of the Participant, except to the extent permitted under Section 414(v) of the Code, if applicable. Salary Reduction Contributions shall be elected pursuant to a payroll withholding agreement, in accordance with Section 5.3 hereof. In the event that a payroll withholding agreement is not received for a Participant, a payroll withholding agreement is deemed to have been made and such Participant will be treated as if he elected one percent (1%) of his Annual Compensation to be contributed on his behalf to the Trust Fund as of the Deemed Election Date. Salary Reduction Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Salary Reduction Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck, and shall be credited to the Salary Reduction Contribution Account of the Participant in accordance with Section 6.1.
     (9) Article IV, Section 4.4 is hereby amended to read as follows:
     4.4 Dollar Limitation of Section 402(g) of the Code. If a Participant’s Salary Reduction Contributions hereunder should exceed the applicable dollar amount as set forth in Section 402(g) of the Code ($16,500 for the Participant’s taxable year beginning 2009), adjusted for increases in the cost of living, as set forth in Section 402(g)(4) of the Code, the excess (with earnings thereon) shall be reduced as follows:
     (a) To the extent that such excess Salary Reduction Contributions do not exceed the applicable dollar amount under Section 414(v) of the Code, reduced by elective deferrals previously treated as Catch-Up Contributions, for the taxable year in which the Plan Year ends, whether under this Plan or another applicable employer plan (as defined in Section 414(v)(6)(A) of the Code), the amount of such excess Salary Reduction Contributions shall be recharacterized as Catch-Up Contributions, if such Participant is otherwise eligible to make Catch-Up Contributions pursuant to Section 4.10 during the taxable year in which the excess deferral arises;
     (b) If the Participant is not eligible to make Catch-Up Contributions, as provided in Section 4.10, or to the extent that recharacterization of such excess Salary Reduction Contributions, together with elective deferrals previously treated as Catch-Up Contributions, whether under this Plan or another applicable employer plan (as defined in Section 414(v)(6)(A) of the Code), exceeds the applicable dollar amount under Section 414(v) of the Code, the amount of such excess Salary Reduction Contributions shall be distributed to the Participant. Any distribution under this paragraph (b) shall be made to the Participant no later than the April 15th immediately following the close of the Participant’s taxable year with respect to which such excess deferrals were made.

     If the Participant also participates in another elective deferral program (within the meaning of Section 402(g)(3) of the Code) and if, when aggregating his elective deferrals under all such programs, an excess deferral arises under the applicable dollar amount set forth in Section 402(g) of the Code with respect to such Participant, the Participant shall, no later than March 1st following the close of the Participant’s taxable year, notify the Plan Administrator as to the portion of such excess deferrals to be allocated to this Plan and such excess so allocated to this Plan (with earnings thereon) shall be deemed a Catch-Up Contribution in accordance with paragraph (a) herein, as the case may be, or distributed to the Participant in accordance with paragraph (b) herein. In the event there is a loss allocable to an excess deferral, any distribution to a Participant as required by paragraph (b) of this Section shall be no greater than the lesser of: (i) the value of the Participant’s Salary Reduction Contribution Account (without regard to Catch-Up Contributions) or (ii) the Participant’s excess deferrals for the taxable year.
     In determining the amount of income allocable to excess deferrals, any reasonable alternative method of calculating income allocable to excess deferrals may be utilized, including the safe harbor method. Income from the end of the Plan Year through a date that is no more than seven (7) days before the actual date of distribution (“gap period” income) will also be calculated and distributed with such excess deferrals.
     (10) Article IV, Section 4.10 is hereby added to read as follows:
     4.10 Catch-Up Contributions. Each Participant who has or would have attained age fifty (50) prior to the close of the Participant’s taxable year, may, as of January 1 of such year, elect to have Catch-Up Contributions contributed on his behalf to the Trust Fund on a pre-tax basis, in accordance with, and subject to the limitations of, Section 414(v) of the Code. Except as otherwise provided under Section 5.3 hereof, Catch-Up Contributions shall be made pursuant to a salary reduction election. Catch-Up Contributions are at all times one hundred percent (100%) vested and nonforfeitable. Catch-Up Contributions made on behalf of a Participant shall be added to the Trust Fund as soon as practicable after deduction from a Participant’s paycheck and shall be credited to the Salary Reduction Contribution Account of the Participant.
     (11) Article V, Section 5.1 is hereby amended to read as follows:
     5.1 Individual Accounts. The Committee shall establish an Individual Account for each Participant showing the monetary value of the individual interest in the Trust Fund of each Employee, former Employee and Beneficiary. The Individual Account of each Participant shall be composed of a Company Matching Contribution Account, to which Company Matching Contributions, if any, and Catch-Up Contributions, if any, shall be credited and a Salary Reduction Contribution Account, to which Salary Reduction Contributions, if any, shall be credited, together with Company Matching Contributions, if any, utilized to satisfy the deferral percentage test or the contribution percentage test, as set forth in Sections 4.5 and 4.6 hereof. Qualified Nonelective Contributions, if any, contributed to satisfy the deferral percentage test or the contribution percentage test as set forth in Section 4.5 and 4.6 hereof, shall be credited to a Participant’s Qualified Nonelective Contribution Account. If an individual has made either Prior Plan Employee Contributions or Rollover Contributions, or received Prior Plan Employer Contributions, then his Individual Account shall include a Prior Plan Employee Contribution Account, a Rollover Contribution Account and a Prior Plan Employer Contribution Account, as applicable.
     (12) Article V, Section 5.3 is hereby amended to read as follows:
     5.3 Salary Reduction Elections. Each Participant who desires to make Salary Reduction Contributions (including an election to contribute 0% of his Annual Compensation) shall indicate such intent by making a salary reduction election to be effective as of the first day of the first payroll period for which he elects Salary Reduction Contributions; provided, that each Participant with respect to whom a deemed election has been made pursuant to Section 4.1 hereof shall be deemed to have filed a salary reduction election to be effective as of the Deemed Election Date. Each Participant who is eligible to make Catch-Up Contributions under Section 4.10 hereof and who desires to make such contributions for the taxable year shall indicate such intent by making a salary reduction election to be effective as of the first day of the first payroll period for which he elects Catch-Up Contributions. Such elections must be made prior to the first day of the applicable payroll period and shall be effective for each payroll period thereafter until modified or amended, as provided below.
     Salary reduction elections (including deemed elections) shall constitute a payroll withholding agreement between the Participant and the Employer, and shall constitute authorization for the reduction in Annual Compensation described above. The terms of such elections shall evidence the Participant’s intent to have his Employer withhold from his compensation each payroll period any whole percentage of his Annual Compensation, subject to the applicable limitations of Article IV. The Employer will make a contribution to the Trust Fund on behalf of the Participant for each payroll period in an amount equal to the total amount by which the Participant’s Annual Compensation from the Employer was reduced during such payroll period pursuant to the salary reduction election
     Notwithstanding any provision of this Section 5.3 to the contrary, salary reduction elections shall be governed by the following general guidelines:
     (a) A salary reduction election shall be made in the manner determined by the Plan Administrator. All salary reduction elections (including deemed elections) shall apply to each payroll period during which such election is in effect. Upon termination of employment, such election will become void.
     (b) A Participant may revoke his salary reduction election (or a deemed election) at any time upon advance notice to the Plan Administrator, within the time period established by the Plan Administrator, and thus discontinue all future withholding thereafter. Following such a revocation, a Participant may elect to resume withholding effective as of the first day of the first full payroll period next following the payroll period in which the revocation occurs, or as of the first day of any payroll period thereafter next following timely receipt by the

Plan Administrator of such notice. A resumption of withholding following the revocation of a salary reduction election may be made only upon advance notice to the Plan Administrator, within the time period established by the Plan Administrator, and in the manner prescribed by the Plan Administrator. A Participant may increase the percentage to be withheld from his Annual Compensation or decrease the percentage to be withheld from his Annual Compensation upon advance notice to the Plan Administrator, within the time period established by the Plan Administrator, and in the manner prescribed by the Plan Administrator, such increase or decrease to be effective as of the first day of the first full payroll period next following timely receipt by the Plan Administrator of such notice. Any revocation of or change in the terms of a salary reduction election shall be made in the manner prescribed by the Plan Administrator.
     (c) An Employer may unilaterally amend or revoke a salary reduction election (including a deemed election) at any time, including an amendment to recharacterize an election of Salary Reduction Contributions as an election of Catch-Up Contributions, if the Employer determines that such revocation or amendment is necessary to insure that a Participant’s Annual Additions, as defined in subsection 6.6(b) hereof, for any Plan Year will not exceed the limitations of Article VI or to ensure that the requirements of Section 401(k) of the Code and Sections 4.1 and 4.10 hereof have been satisfied with respect to the amount that may be withheld and contributed on behalf of a Participant.
     (13) Article VI, Section 6.1 is hereby amended to read as follows:
     6.1 Salary Reduction, Catch-Up Contributions and Rollover Contributions. Salary Reduction Contributions shall be credited to the Salary Reduction Contribution Accounts of Participants and former Participants, as of the Valuation Date coinciding with the date on which Salary Reduction Contributions and Catch-Up Contributions are received by the Trust Fund, or as soon thereafter as administratively feasible, in accordance with each Participant’s or former Participant’s payroll withholding agreement. Rollover Contributions shall be credited to the Individual Accounts of Participants and Employees as provided in Section 4.7 hereof.
     (14) Article VII, Section 7.2 is hereby amended to read as follows:
     7.2 Benefit Upon Retirement. Upon Retirement (whether normal or late Retirement in accordance with Section 7.1), a Participant shall be entitled to the entire amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding his date of Retirement, together with his portion, if any, of Salary Reduction Contributions, Catch-Up Contributions and Company Matching Contributions allocated after his date of Retirement, adjusted for earnings and losses, if any, which accrue to the Valuation Date immediately preceding the date of distribution, if later. Upon his Retirement under this Article VII, a Participant shall receive the benefits to which he is entitled at the time and in the manner provided in Article XIII hereof.

     (15) Article VIII, Section 8.2 is hereby amended to read as follows:
     8.2 Benefit. Upon the death of a Participant or former Participant, his designated Beneficiary or Beneficiaries shall be entitled to the entire vested amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding his date of death, together with his portion, if any, of Salary Reduction Contributions, Catch-Up Contributions and Company Matching Contributions allocated after his date of death, adjusted for earnings and losses, if any, which accrue to the Valuation Date immediately preceding the date of distribution, if later. Payment shall be made at the time and in the manner provided in Article XIII hereof.
     (16) Article IX, Section 9.1 is hereby amended to read as follows:
     9.1 Benefit. In the event of the Disability of a Participant, he shall be entitled to the entire vested amount to the credit of his Individual Account as of the Valuation Date concurrent with or next preceding the date on which his employment terminates as a result of his Disability, together with his portion, if any, of Salary Reduction Contributions, Catch-Up Contributions and Company Matching Contributions allocated after the date of his termination of employment, adjusted for earnings and losses, if any, which accrue to the Valuation Date immediately preceding the date of distribution, if later. Payments shall be made at the time and in the manner provided in Article XIII hereof. A Participant who suffers a Disability who has not terminated employment may request an in-service withdrawal in accordance with Section 13.10 hereof.
     (17) Article XIII, Section 13.7 is hereby amended to read as follows:
     13.7 Financial Hardship Withdrawals. A Participant may, upon the approval of the Committee, withdraw any portion of his Individual Account, other than amounts attributable to income on such Participant’s Salary Reduction Contributions, on account of financial hardship. A Participant who wishes to request a hardship withdrawal shall file with the Committee a written request for withdrawal, on a form provided by the Committee. The Committee shall adopt uniform and nondiscriminatory rules regarding the granting of such requests and shall evaluate hardship requests made under this Section 13.7. Financial hardship means an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. If approved by the Committee, any withdrawal for financial hardship may not exceed the amount required to meet the immediate financial need created by the hardship. Furthermore, the Committee shall not approve the request of any Participant for a hardship withdrawal, unless the Participant has theretofore made all withdrawals, other than hardship withdrawals, and has theretofore obtained all loans permitted under all plans maintained by the Employer. The determination of whether a Participant suffers sufficient hardship to justify the granting of his written request and of the amount permitted to be withdrawn under this Section 13.7 shall be made in the sole and absolute discretion of the Committee after a full review of the Participant’s written request and evidence presented by the Participant showing financial hardship.

     A distribution will be treated as necessary to satisfy a financial hardship if the Committee relies upon the Participant’s written representation, unless the Committee has actual knowledge to the contrary, that the hardship cannot reasonably be relieved:
     (a) through reimbursement or compensation by insurance or otherwise:
     (b) by liquidation of the Participant’s assets;
     (c) by cessation of Salary Reduction Contributions and Catch-Up Contributions under the Plan; or
     (d) by other distributions or nontaxable (determined at the time of the loan) loans from plans maintained by the Employer, or any other employer of such Participant, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the financial hardship.
     Upon a Participant’s receipt of a withdrawal for financial hardship, such Participant shall be prohibited from making Salary Reduction Contributions and Catch-Up Contributions for a period of six (6) months, beginning on the date on which the hardship withdrawal is made. A Participant may elect to resume Salary Reduction Contributions and Catch-Up Contributions as of the first payroll period commencing on or after the Entry Date next following the last day of such six (6) month period by executing a new payroll withholding agreement within the time period prior to such date established by the Committee.
     Expenses which may warrant approval of a Participant’s request for a hardship withdrawal include:
     (i) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(a) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Participant, the Participant’s spouse or dependents (as defined in Code Section 152);
     (ii) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
     (iii) Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post secondary education for the Participant or the Participant’s spouse, children or dependents (as defined in Code Section 152 without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B));
     (iv) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of that residence;

     (v) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Section 152(d)(1)(B));
     (vi) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
     (vii) Such other purposes as permitted by the Commissioner of Internal Revenue.
     (18) Article XIV, Section 14.5, subsection (a) is hereby amended to read as follows:
     (a) Investment of Contributions: Any Participant, on or before entry into the Plan, within the time period established by the Plan Administrator, may designate the manner and the applicable percentage in which the Participant desires the Trustee to invest his current contributions, pursuant to the provisions set forth above, which designation shall continue in effect until revoked or modified by the Participant. If such Participant fails to designate the investment of his current contributions on or before his entry into the Plan, or if the Participant wishes to change such designation, the Participant may make such designation, within the time period established by the Plan Administrator, to become effective as soon as practicable following such time period as is established by the Plan Administrator, and such designation shall continue in effect until revoked by the Participant.
     In the event the nature of any investment shall, in the opinion of the Company, or its authorized delegate, change, then the Plan Administrator shall notify those Participants who the Plan Administrator, in its sole and absolute discretion, determines are affected by the change, who shall then have a reasonable period of time, as determined by the Plan Administrator, to designate the manner and the applicable percentages in which amounts so invested and affected by the change shall be invested.
     Any amounts with respect to which the Trustee fails to receive a proper investment direction from any Participant shall be invested, as directed by the Plan Administrator to the Trustee in writing, in a qualified default investment alternative, as defined in Department of Labor Proposed Regulations §2550.404c-5 and such other guidance as may be promulgated by the Department of Labor, and with respect to which the other conditions set forth in Department of Labor Proposed Regulations §2550.404c-5 are met, including, but not limited to, the delivery to the Participant of any material provided to the Plan that relates to the Participant’s investment therein. All investment designations under this subparagraph (a) shall be made in the manner prescribed by the Plan Administrator.

     The Plan Administrator shall maintain separate subaccounts in the name of each Participant within his Individual Account to reflect such Participant’s accrued benefit attributable to his directed investment in each investment fund.
     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 8 to the Tandy Brands Accessories, Inc. Employees Investment Plan, Tandy Brands Accessories, Inc. has caused these presents to be duly executed in its name and behalf by a proper officer thereunto duly authorized this 31st day of December, 2008.

TANDY BRANDS ACCESSORIES, INC.

By: Name: Title:	/s/ Craig Mackey Craig Mackey CFO

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